UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2017, FibroGen, Inc.’s subsidiary, FibroGen (China) Medical Technology Development Co., Ltd., entered into a Land Use Right Grant Agreement with the Bureau of Land and Resources of Cangzhou, China for approximately 33,000 square meters of land in the Cangzhou Coastal Port Economic and Technological Development Zone. We currently intend to build a 5,500 square meter commercial manufacturing facility for roxadustat drug substance for the China market. Roxadustat is our HIF prolyl hydroxylase inhibitor currently in Phase 3 development for the treatment of anemia associated with chronic kidney disease. The term of the land grant is 50 years and the one-time fee is approximately $700,000 USD.

The foregoing description of the Land Use Right Grant Agreement is not a complete description of the agreement and is qualified in its entirety by reference to the full text of the Land Use Right Grant Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to FibroGen, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroGen, Inc.
Dated: March 2, 2017
	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Counsel